                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              JUST FOR FEET, INC.
               -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                    [JUST FOR FEET LETTERHEAD APPEARS HERE]


                                  May 7, 1996


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of your Company, which will be held on Tuesday, May 28, 1996 at 1:00 p.m., Central Daylight Time, at The Wynfrey Hotel at Riverchase Galleria, 1000 Riverchase Galleria, Birmingham, Alabama.

     The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please complete, sign, date and return the enclosed proxy at your earliest convenience. Returning the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

                                        Sincerely,

                                        /s/ Harold Ruttenberg
                                        -------------------------------------
                                        Harold Ruttenberg
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                              JUST FOR FEET, INC.
                        153 Cahaba Valley Parkway North
                           Birmingham, Alabama  35124

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 28, 1996

             To the Holders of Common Stock of JUST FOR FEET, INC.:

    Notice is hereby given that the Annual Meeting of Shareholders of Just For Feet, Inc., an Alabama corporation (the "Company"), will be held at The Wynfrey Hotel at Riverchase Galleria, 1000 Riverchase Galleria, Birmingham, Alabama, on Tuesday, May 28, 1996 at 1:00 p.m. Central Daylight Time for the following purposes:

(1) To elect six (6) directors to serve for a term of one year and until their successors have been elected and qualified;

(2) To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of stock from 25,002,667 shares to 75,000,000 shares, consisting of 70,000,000 shares of common stock and 5,000,000 shares of preferred stock, and to eliminate the authorized Series A Preferred Stock;

(3) To approve an amendment to the Company's Articles of Incorporation to give the Board of Directors the power to fill vacancies on the Board resulting from an increase in the number of directors;

(4) To approve an amendment to the Company's Employee Incentive Stock Option Plan to increase the number of shares available for issuance pursuant to such Plan from 1,650,000 shares to 3,000,000 shares; and

(5) To conduct such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record as of the close of business on May 2, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                       By Order of the Board of Directors

                                       /s/ Scott C. Wynne
                                       ---------------------------------------
                                       Scott C. Wynne
                                       Secretary
Birmingham, Alabama
May 7, 1996

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                              JUST FOR FEET, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 28, 1996
                 ______________________________________________

                                PROXY STATEMENT
                 ______________________________________________


    This proxy statement and form of proxy, which are first being mailed to shareholders on or about May 7, 1996, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Just For Feet, Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at The Wynfrey Hotel at Riverchase Galleria, 1000 Riverchase Galleria, Birmingham, Alabama, on Tuesday, May 28, 1996, at 1:00 p.m. Central Daylight Time and at any or all adjournments or postponements thereof. The address of the principal executive offices of the Company is 153 Cahaba Valley Parkway North, Birmingham, Alabama 35124 and the Company's telephone number is
(205) 403-8000.

    The cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

    Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted and will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees for director named herein, FOR the approval of the amendments to Company's Articles of Incorporation, FOR the approval of the amendment to the Employee Incentive Stock Option Plan and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

    Only shareholders of record at the close of business on May 2, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of May 2, 1996, the Company had outstanding 17,548,907 shares of common stock. Each share of common stock issued and outstanding on such record date is entitled to one vote.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Based solely on information made available to the Company, the following table sets forth certain information as of May 2, 1996 with respect to the beneficial ownership of the Company's common stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the Company's common stock, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation table on page 5, and (iv) all directors and executive officers of the Company as a group.

                                                   Shares of
                                                  Common Stock            Percent of
           Beneficial Owner                   Beneficially Owned/(1)/  Outstanding Shares
- - ------------------------------------          -----------------------  -------------------

Harold Ruttenberg/(2)/                                4,763,256                27.2%
Pamela B. Ruttenberg/(3)/                             1,847,372                10.5
FMR Corp./(4)/                                        1,289,200                 7.4
Pilgram Baxter & Associates, Ltd./(5)/                1,286,600                 7.3
State Street Research
   & Management Company/(6)/                          1,080,100                 6.2
Metropolitan Life Insurance
   Company/(7)/                                       1,080,100                 6.2
Karl B. Friedman, as Trustee for the
   Pamela B. Ruttenberg Irrevocable
   Children's Trust/(8)/                                434,924                 2.5
Adam J. Gilburne/(9)/                                   203,498                 1.2
Robert C. Wabler/(10)/                                  182,321                 1.0
Ruttenberg Family Foundation/(11)/                      109,100                 *
Don-Allen Ruttenberg/(12)/                               39,705                 *
Scott C. Wynne/(12)/                                     39,705                 *
Randall L. Haines/(13)/                                  12,725                 *
Michael P. Lazarus/(14)/                                 12,500                 *
Bart Starr, Sr.                                           6,768                 *
David F. Bellet/(15)/                                        --                --
All executive officers and
    directors as a group (8 persons)/(16)/            5,260,478                29.5%

- - ------------
 * Less than 1%.

/(1)/ Unless otherwise indicated, each person has sole voting and investment power as to all such shares. Shares of Common Stock underlying options to purchase Common Stock are deemed to be outstanding for the purpose of computing the outstanding Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.
/(2)/ Harold Ruttenberg and Pamela B. Ruttenberg are husband and wife. Includes
     2,915,884 shares owned directly by Harold Ruttenberg and 1,847,372 shares held by him as Trustee under a Voting Trust Agreement for the benefit of Pamela B. Ruttenberg which terminates in 2003. Mr. Ruttenberg's address is 153 Cahaba Valley Parkway North, Birmingham, Alabama 35124.

/(3)/  Represents shares held by Harold Ruttenberg as Voting Trustee for Pamela
     B. Ruttenberg, with respect to which Mr. Ruttenberg has voting power. Mrs. Ruttenberg retains the power to dispose of such shares. Mrs. Ruttenberg's address is 153 Cahaba Valley Parkway North, Birmingham, Alabama 35124.
/(4)/ Based upon a statement on Schedule 13G dated February 15, 1996 filed by FMR Corp. These shares include 26,600 shares over which FMR Corp. has sole voting power and 1,289,200 over which FMR Corp. has sole dispositive power. The Company makes no representation as to the accuracy or completeness of the information reported. FMR Corp.'s business address is 82 Devonshire Street, Boston, Massachusetts 02109.
/(5)/ Based upon a statement on Schedule 13G dated February 15, 1996 filed by Pilgrim Baxter & Associates, Ltd. ("Pilgrim"). Pilgrim, as an investment advisor, has sole dispositive power and shares voting power with respect to all shares. The Company makes no representation as to the accuracy or completeness of the information reported. The business address of Pilgrim is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087.
/(6)/ Based upon a statement on Schedule 13G dated February 14, 1996 filed by State Street Research & Management Company ("State Street"). State Street disclaims any beneficial interest in the shares. The Company makes no representation as to the accuracy or completeness of the information reported. State Street's business address is One Financial Center, 30th Floor, Boston, Massachusetts 02111-2690.
/(7)/ Based upon a statement on Schedule 13G dated February 13, 1996 filed by Metropolitan Life Insurance Company. The Company makes no representation as to the accuracy or completeness of the information reported. The business address of Metropolitan Life Insurance Company is One Madison Avenue, New York, New York 10010.
/(8)/ Trust is for the benefit of the three adult children of Harold and Pamela
     Ruttenberg. The shares held in the trust are allocated pro rata among the three children. Mr. Friedman disclaims beneficial ownership of the shares in the trust.
/(9)/ Includes 48,168 shares subject to outstanding options to purchase Common
     Stock which are exercisable within 60 days. Excludes 109,752 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(10)/ Includes 27,025 shares owned by Mr. Wabler's wife and 135,581 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 133,509 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(11)/ Shares held by the Ruttenberg Family Foundation for the benefit of the Birmingham Jewish Federation. The Ruttenbergs disclaim beneficial ownership of the shares held by the Foundation.
/(12)/ Includes 39,705 shares subject to outstanding options to purchase Common
     Stock which are exercisable within 60 days. Excludes 63,970 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(13)/ Includes 12,500 shares subject to outstanding options to purchase Common
     Stock which are exercisable within 60 days. Excludes 27,500 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(14)/ Represents shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 27,500 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(15)/ Mr. Bellet is a nominee for election as a director of the Company.
/(16)/ Includes outstanding options to purchase an aggregate of 288,159 shares of Common Stock held by executive officers and directors which are exercisable within 60 days. Excludes 426,201 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.

    There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                                 AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company, pursuant to the Company's Bylaws, has set the number of directors to serve for the next year at six, all of whom are to be elected at the Annual Meeting. Proxies received will be voted for all the nominees named below, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or to serve if elected.

    Members of the Board of Directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Directors will be elected by a majority of the votes cast by the shares entitled to vote on the election of directors.

    The following persons have been nominated by management for election to the Board of Directors:

    HAROLD RUTTENBERG, age 53, is the founder of the Company and has served as its Chairman, President and Chief Executive Officer since its inception in 1977.

    ROBERT C. WABLER, age 47, has been employed by the Company since May 1993 and was elected Executive Vice President, Chief Financial Officer and a director in August 1993. From 1989 to May 1993, Mr. Wabler was Senior Vice President-Finance and Administration of The Athlete's Foot Group where his responsibilities included personnel, inventory systems, financial controls and reporting, and commercial and investment banking relationships.

    BART STARR SR., age 62, has served as a director of the Company since August 1993. He has served as the Chairman of the Board of Healthcare Realty Management, a real estate development company, since 1990 and from 1984 to 1990 was a partner in RAL Management Group, also a real estate development company. From 1956 to 1972, Mr. Starr was a professional football player for the Green Bay Packers of the National Football League. He presently serves as a spokesperson for the Company.

    MICHAEL P. LAZARUS, age 40, has served as a director of the Company since August 1993. Mr. Lazarus has served as a Managing Partner of Weston Presidio Capital Management, L.P., a venture capital firm, since 1991. From 1986 to 1991, he served as Managing Director and Director of the Private Placement Department of Montgomery Securities.

    RANDALL L. HAINES, age 53, has served as a director of the Company since May 1994. Mr. Haines has served as President of Compass Bank - Birmingham since February 1996. From January 1993 to January 1996, Mr. Haines served as President of Compass Bank of Huntsville, Alabama. From 1986 to January 1993, Mr. Haines served as Commercial Banking Manager of Compass Bank of Birmingham, Alabama.

    DAVID F. BELLET, age 49, has been Chairman of Crown Advisors Ltd., a private investment counseling firm, since founding the firm in 1981. He is also a general partner in the limited partnerships managed by Crown in the venture capital industry. From 1969 to 1981, Mr. Bellet was a Vice President of Citibank in the Investment Management Group. Mr. Bellet also serves on the Board of Directors of One Price Clothing Stores.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

COMMITTEES OF THE BOARD AND MEETINGS

    The Company's Board of Directors presently has the following standing committees:

    (A) The Audit Committee, currently comprised of Messrs. Lazarus and Starr. The Audit Committee, which held one meeting in fiscal 1995, is responsible for recommending the Company's independent auditors, reviewing with the independent auditors the scope and results of audits, monitoring the Company's financial and control procedures, monitoring the non-audit services provided by the Company's auditors and reviewing all potential conflict of interest situations.

    (B) The Compensation Committee, currently comprised of Messrs. Ruttenberg, Lazarus and Haines. Mr. Bart Starr served as a member of the Compensation Committee during fiscal 1995. Mr. Starr resigned from the Compensation Committee in February 1996 and Mr. Haines was appointed his successor. The Compensation Committee, which held two meetings during fiscal 1995, is responsible for establishing the salaries, bonuses and other compensation of the executive officers of the Company and is responsible for administering the Company's stock option plans.

    The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors.

    During fiscal 1995, the Board of Directors held a total of seven meetings and acted three times by unanimous written consent. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the Committees of the Board on which he served during the term of his service.

    Mr. Edward S. Croft, III serves as an advisory member of the Board of Directors and receives directors fees described under "Executive Compensation - Compensation of Directors."

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except that one report covering one transaction was inadvertently filed late by each of Mr. Wabler and Pamela B. Ruttenberg.

                             EXECUTIVE COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and any other officer whose cash compensation during fiscal 1995 exceeded $100,000 (the "Named Executive Officers), for fiscal 1995, 1994 and 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                 ANNUAL COMPENSATION               AWARDS
                                          ---------------------------------     ------------
                                                                                 SECURITIES
                                  FISCAL                        OTHER ANNUAL     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR    SALARY       BONUS   COMPENSATION      OPTIONS        COMPENSATION
- - ---------------------------       ------   ------      ------   -------------   ------------    -------------
Harold Ruttenberg                 1995    $391,666        --    $ 18,060                  --       $ 17,650/(1)/
  Chairman, President and         1994     281,612        --      34,121/(2)/             --         14,444/(1)/
     Chief Executive Officer      1993      95,000        --      35,630/(3)/             --        226,181/(4)/
Robert C. Wabler                  1995    $230,000        --          --                  --          1,980/(1)/
  Executive Vice President and    1994     214,059        --          --        75,000 shares         1,720/(1)/
     Chief Financial Officer      1993     120,513        --          --       280,837 shares           900/(1)/
Adam J. Gilburne/(5)/             1995    $150,000        --          --                  --            --
  Executive Vice President -      1994     150,000   $50,000          --       157,920 shares           --
     Merchandising
Don-Allen Ruttenberg              1995    $ 85,615        --          --                  --            --
  Vice President -                1994      63,632   $25,000          --       30,000 shares            --
      Merchandising               1993      50,336        --          --       84,926 shares            --

Scott C. Wynne                    1995    $ 88,692        --          --                  --            --
   Vice President -               1994      63,562   $25,000          --       30,000 shares            --
     Administration and           1993      46,724        --          --       84,926 shares            --
     Secretary

- - ------------------------
/(1)/ Represents premiums paid by the Company for term life insurance on behalf of the Named Executive Officer.
/(2)/ Includes country club dues totaling $2,650, health insurance premiums totaling $3,880 and lease payments on two automobiles aggregating $27,591.
/(3)/ Includes country club dues totaling $2,162, health insurance premiums totaling $3,838 and lease payments on two automobiles aggregating $29,630.
/(4)/ Paid to Mr. Ruttenberg in the form of a one-time bonus to repay a shareholder loan in the principal amount of $150,000 and $76,181 for income taxes.
/(5)/  Mr. Gilburne was employed by the Company effective March 18, 1994.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

    On May 9, 1993, the Company entered into a five-year employment agreement with Robert C. Wabler. Under the terms of such agreement, Mr. Wabler received an initial base annual salary of $200,000, subject to a $10,000 annual minimum increase, as well as an annual bonus to be determined at the discretion of the Board of Directors and other bonuses in connection with his future acquisition of up to 105,322 of the Company's common stock, plus certain other employee benefits. The employment agreement contains non-competition provisions which prohibit Mr. Wabler from becoming employed by or connected with any other entity which operates under an athletic footwear superstore format similar to that of the Company for a period of three and one-half years after the termination of his employment, except in the event of the termination by the Company in violation of the terms of the agreement. The agreement allows the Company to terminate employment on 12 months' notice without cause and upon 30 days' notice with cause.

    On March 18, 1994, the Company entered into a five-year employment agreement with Adam J. Gilburne. Under this agreement, Mr. Gilburne serves as a Vice President of the Company and receives an annual salary of $150,000 for the first two years of his employment and $175,000 for each year thereafter, plus a bonus of $50,000 each year if certain performance criteria are achieved by the Company. He also received, under the Company's Stock Option Plan, options to purchase 120,420 shares of common stock at a price of $6.22 per share. Mr. Gilburne's employment agreement contains a non-competition provision which prohibits Mr. Gilburne from becoming employed by or connected with any entity engaged in the retail sale of shoes through use of a superstore format, within a radius of 50 miles of any Just For Feet store, for a period of three years after the termination of his employment, except in the event of the termination by the Company in violation of the terms of the agreement.

OPTIONS

    No options were granted to the Named Executive Officers during fiscal 1995.

    The following table presents information regarding options exercised by the Named Executive Officers during fiscal 1995 and the value of options outstanding at January 31, 1996.

                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                         FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING         VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT   IN-THE-MONEY OPTIONS
                                                                  FISCAL YEAR END      AT FISCAL YEAR END
                             SHARES ACQUIRED                       EXERCISABLE/             EXERCISABLE/
NAME                          ON  EXERCISE    VALUE REALIZED      UNEXERCISABLE            UNEXERCISABLE
- - ---------------------------  ---------------  --------------  ----------------------- ---------------------

Harold Ruttenberg                     --               --                     --                        --

Robert C. Wabler                  30,271        $882,854          135,581/133,509      $3,920,325/$3,041,413

Adam J. Gilburne                      --              --           24,084/133,836      $  599,812/$3,074,061

Don-Allen Ruttenberg                  --              --            39,705/63,970      $1,148,070/$1,522,093

Scott C. Wynne                        --              --            39,705/63,970      $1,148,070/$1,522,093


COMPENSATION OF DIRECTORS

    Non-employee directors of the Company receive directors fees of $1,000 for each meeting of the Board or a committee thereof attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. No director who is an officer or employee of the Company receives compensation for services rendered as a director. The Company maintains a stock option plan for the benefit of its non-employee directors.
The Just For Feet, Inc. Non-Employee Director Stock Option Plan (the "Directors Plan") reserves 187,500 shares of common stock for issuance pursuant to the exercise of options granted under such plan. The Directors Plan provides for an initial grant of options to purchase 25,000 shares to all existing non-employee directors (with the exception of Mr. Bart Starr) and to any person who becomes a non-employee director in the future. In addition, the Directors Plan provides that each year on the first day of the Company's fiscal year, each then non-employee director will be automatically granted options to purchase 2,500 shares of common stock at an exercise price equal to the fair market value of the common stock on the grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Harold Ruttenberg, President and Chief Executive Officer of the Company, has served as a member of the Compensation Committee of the Board of Directors since that committee was appointed in August 1993.

    Mr. Ruttenberg has guaranteed payment of certain payables owed by the Company to certain of its vendors, the aggregate amount of which averages approximately $17,000,000 on a monthly basis.

    Mr. Bart Starr, a director of the Company, served as a member of the Compensation Committee of the Board of Directors from August 1993 until his resignation from such committee in February 1996. Since June 1991, Mr. Starr has served as spokesperson for the Company and has made appearances at the Company's stores during store openings and for special promotions. In exchange for these services, he was paid compensation by the Company in the amount of $15,000 during fiscal 1993. In August 1994, the Company and Mr. Starr entered into a Personal Service Contract for the period ending March 31, 1995, which contract automatically renews for one-year periods unless either party provides the other thirty days notice of termination prior to the end of the current term. The agreement provides that the Company will pay Mr. Starr $30,000 for the period ending March 31, 1995 and for each year thereafter for his services as spokesperson. In addition, such agreement provides for the issuance by the Company to Mr. Starr of common stock with a fair market value of $50,000 in 1994 (which stock was issued in August 1994) and $25,000 on each renewal date of the agreement.

    Management believes that each of the above transactions was entered into on terms no less favorable to the Company than could have been obtained from unaffiliated third parties, at the time such transactions were negotiated.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    For information regarding transactions between the Company and either of Harold Ruttenberg or Bart Starr, see "Compensation Committee Interlocks and Insider Participation."

    Randall L. Haines, a director of the Company, is president of Compass Bank - Birmingham. The Company has a revolving line of credit at Compass Bank, pursuant to which the Company may borrow up to $10,000,000 for general corporate purposes. As of January 31, 1996, there were no borrowings under such line of credit. In addition, in May 1995, Compass Bank made loans to the Company in the principal amounts of $1,260,000 and $1,710,000 for the acquisition of land and construction of the

Company's new headquarters facility and for the Knoxville, Tennessee superstore, respectively. The headquarters loan bears interest at 8% per annum over its 10 year term and the Knoxville superstore loan bears interest at the bank's prime rate over its 15 year term.

    The Company owns 20,500 shares in Compass Bank Short-Term High Quality Bond Fund, a pooled fund administered by Compass Bank which invests primarily in corporate and government agency securities. As of January 31, 1996, such shares had a market value of approximately $2,081,000.

    On January 28, 1996, the Company borrowed $55,000,000 from Compass Bank on a short-term basis to fund a portion of the purchase price of $90,000,000 face amount of U.S. Treasury Bills. The loan bore interest at 8 1/2% per annum. The Company sold the Treasury Bills on February 2, 1996 and repaid the loan from Compass Bank in full.

    It is the policy of the Company not to enter into any transaction with a related party, without the approval of a majority of disinterested directors.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee of the Board of Directors on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.


                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    In accordance with the proxy statement rules of the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company offers the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Company and information with respect to compensation paid to such persons during the last fiscal year.

    The Compensation Committee of the Board of Directors is comprised of the Company's President and Chief Executive Officer and two non-employee directors of the Company. It is the Committee's responsibility to establish the salaries, bonuses and other compensation of the chief executive and other executive officers of the Company.

    The Compensation Committee utilizes the following guidelines for compensation decisions:

    . Provide a competitive compensation package that enables the Company to attract and retain key executives.

    . Integrate compensation programs with the Company's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

    The Company's executive compensation program generally consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options. Base salaries for executive officers are reviewed and adjusted annually following a review of the Company's performance during the previous fiscal year, the individual's contribution to that performance and the individual's level of responsibility. To align executive officers' interests more closely with the interests of the shareholders of the Company, the Company's long-term compensation program emphasizes the grant of stock options exercisable for shares of common stock. The amount of such awards, if any, is determined one or more times each year by the Compensation Committee. The Compensation Committee may take into account various factors in determining the size of stock option grants, including the need to attract and retain individuals who will provide valuable service to the Company.

    The fiscal 1995 compensation of Harold Ruttenberg, the Company's President and Chief Executive Officer, was set by the Compensation Committee at $400,000, plus a bonus to be determined in the discretion of the Board of Directors. The Board of Directors elected not to grant a bonus to Mr. Ruttenberg in fiscal 1995. In order that the Compensation Committee may remain disinterested in its administration of the Company's stock option plans, Mr. Ruttenberg is not eligible to receive awards under any such plan.

    In approving the compensation paid to Mr. Ruttenberg in fiscal 1995, the Compensation Committee considered the following factors:

    (a) the reasonableness of Mr. Ruttenberg's salary in amount relative to the chief executive officers of similarly placed public companies; and
    (b) the fact that Mr. Ruttenberg was already amply incentivised to have the Company perform well by virtue of his ownership of a substantial percentage of the common stock of the Company.

    With respect to the other executive officers of the Company, the Compensation Committee considered the compensation levels to be commensurate with those of similarly positioned executives in similar companies.



                                       Harold Ruttenberg
                                       Michael P. Lazarus
                                       Bart Starr, Sr.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

          Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the Nasdaq Market Index and an index of peer companies selected by the Company on the basis of having similar business formats as the Company (the "Peer Group Index") during the two-year period commencing March 9, 1994 (the date the Company's common stock commenced trading on the Nasdaq National Market) and ending January 31, 1996. The Peer Group is comprised of the following companies: Finish Line Inc., PETsMart Inc., Sportmart Inc., Sports & Recreation Inc. and Sports Authority, Inc. In developing the Peer Group Index, the returns of all the companies in such index were weighted according to stock market capitalization at the beginning of the period. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on March 9, 1994.


                             [GRAPH APPEARS HERE]

                        COMPARE CUMULATIVE TOTAL RETURN
                          AMONG JUST FOR FEET, INC.,
                    NASDAQ MAKET INDEX AND PEER GROUP INDEX

                                                 NASDAQ           PEER
Measurement period          JUST FOR FEET        MARKET           GROUP
(Fiscal year Covered)           INC.              INDEX           INDEX
- - ---------------------       -------------        ------          ------
Measurement PT -
     1994                      100.00            100.00          100.00
     1995                      192.93             93.66          100.39
     1996                      458.83            131.13           99.13

                                AGENDA ITEM TWO
                  PROPOSAL TO AMEND ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK
                     AND ELIMINATE SERIES A PREFERRED STOCK

          At a meeting of the Board of Directors of the Company on March 5, 1996, the directors approved an amendment to Article 4 of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to increase the number of authorized shares of Common Stock of the Company from 20,000,000 shares to 70,000,000 shares and to eliminate the authorized class of Series A Preferred Stock. In connection therewith, the following resolution will be introduced at the Annual Meeting:

          RESOLVED: That Article 4 of the Articles of Incorporation is amended by deleting Section 4.4 thereof (entitled "Series A Preferred Stock") in its entirety and by amending Section 4.1 thereof (entitled "Authorization") to read in its entirety as follows:

              "4.1  Authorization.  The aggregate number of shares which the
                    -------------
               Company shall have authority to issue shall be Seventy-Five Million (75,000,000), divided into Seventy Million (70,000,000) shares of Common Stock with a par value of $.0001 per share, and Five Million (5,000,000) shares of such preferred stock, with a par value of $.0001 per share, as the Board of Directors may decide to issue pursuant to Section 4.3 hereof, constituting a total authorized capital of Seven Thousand Five Hundred Dollars ($7,500)."

          The Board of Directors recommends that shareholders approve the proposed amendment to the Company's Articles of Incorporation because it considers the proposal to be in the best long-term and short-term interests of the Company, its shareholders and its other constituencies. The Board of Directors has proposed eliminating the authorized Series A Preferred Stock because none of such shares remain outstanding. The Articles of Incorporation currently authorize the issuance of 2,667 shares of Series A Preferred Stock with very detailed rights and preferences of such shares set forth in Section
4.4 of the Articles. All of the shares of Series A Preferred Stock were issued to private investors to raise capital in August 1993 prior to the Company's initial public offering. All shares of Series A Preferred Stock were converted into Common Stock upon consummation of the initial public offering.

          The proposed increase in the number of shares of authorized Common Stock will ensure that additional shares of Common Stock will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes.

          The Board of Directors believes that the availability of the additional shares of Common Stock for such purposes without delay or the necessity for a special shareholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the Company's securities may then be listed) will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of Common Stock will also enable the Company to act promptly when the Board of Directors determines that the issuance of additional shares of Common Stock is advisable. It is possible that shares of Common Stock may be issued at a time and under circumstances that may dilute the voting power of existing shareholders, increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

          The Company does not have any immediate agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposal to increase the number of authorized shares.

          On May 2, 1996, 17,548,907 shares of Common Stock were issued and outstanding.

          It should be noted that the availability of additional shares could render more difficult or discourage a takeover attempt. For example, additional shares of Common Stock could be issued and sold to purchasers who oppose a takeover bid which is not in the best long-term and short-term interests of the Company, its shareholders and its other constituencies or could be issued to increase the aggregate number of outstanding shares of Common Stock and thereby dilute the interest of parties attempting to obtain control of the Company. In connection with any issuance of shares of Common Stock, the Board of Directors is required to determine that such issuance would be in the best long-term and short-term interests of the Company, its shareholders and its other constituencies. The Board of Directors is presently unaware of any specific effort to accumulate the shares of Common Stock of the Company or obtain control of the Company.

          Adoption of the proposed amendment to the Articles of Incorporation requires the affirmative vote of a majority of the votes of the shares present or represented by proxy at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.


                               AGENDA ITEM THREE
                 PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO
          AUTHORIZE THE BOARD OF DIRECTORS TO FILL VACANCIES RESULTING
                  FROM AN INCREASE IN THE NUMBER OF DIRECTORS

          At a meeting of the Board of Directors of the Company on March 5, 1996, the directors approved an amendment to Section 8.2 of the Company's Articles of Incorporation to authorize the Board of Directors to fill any vacancy on the Board of Directors resulting from an increase in the number of directors. In connection therewith, the following resolution will be introduced at the Annual Meeting:

          RESOLVED: That Section 8.2 of the Articles of Incorporation is amended by adding the following new sentence to the end of Section 8.2 as it currently exists:

              "The Board of Directors shall have the power to fill vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors."

          The Board of Directors recommends that shareholders approve the proposed amendment to the Company's Articles of Incorporation because it considers the proposal to be in the best long-term and short-term interests of the Company, its shareholders and its other constituencies. Under Alabama law, the Board of Directors has the power to fill vacancies on the Board of Directors. Alabama law further provides, however, that if any such vacancy occurs as a result of an increase in the number of directors, the Board of Directors does not have the power to fill such vacancy unless that power is expressly provided for in the Articles of Incorporation. The Board of Directors believes that such ability will provide it with needed flexibility in constructing a strong board of directors comprised of individuals of outstanding ability and credentials. The Board of Directors believes that opportunities may occasionally arise for the Company to add to its Board of Directors under circumstances where the ability to act quickly is essential. The Board of Directors would possess such ability if it were authorized to increase the number of directors and appoint an individual to fill the resulting vacancy. In such circumstances, an individual would be appointed to serve until the next annual meeting of shareholders, at which time the shareholders would vote on the entire Board of Directors for the ensuing year.

          Alabama law provides that if a board of directors has the power to change the number of directors, the board may only increase (or decrease) by 30 percent or less the number of directors last approved by the shareholders. Thus, if the proposal is adopted, the Company's Board of Directors would be restricted as to the size of any increase authorized by it.

          It should be noted that the power of the Board of Directors to increase the number of directors and fill vacancies resulting from that increase could render more difficult or discourage a takeover attempt. The Company's Articles of Incorporation currently provide that at such time as the number of directors on the Company's Board of Directors is nine (9), the Board shall be divided into three classes, each of which will serve a term of three years. A classified Board of Directors may delay, defer or prevent a takeover attempt that a shareholder of the Company might consider to be in the best interests of the Company and its shareholders.

          Adoption of the proposed amendment to the Articles of Incorporation requires the affirmative vote of a majority of the votes of the shares present or represented by proxy at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.


                                AGENDA ITEM FOUR
             PROPOSAL TO AMEND EMPLOYEE INCENTIVE STOCK OPTION PLAN

          In August 1993, the Board of Directors and shareholders of the Company adopted the Just For Feet, Inc. Employee Incentive Stock Option Plan (the "Plan"). The purpose of the Plan is to serve as an incentive and to encourage stock ownership by selected directors, officers and employees of the Company and to encourage them to remain in the employ of the Company. Under the Plan, the Company may grant incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company initially reserved 351,667 shares of the Company's $.0001 par value common stock to cover options to be granted under the Plan during its ten-year term. On January 18, 1994, the Board of Directors and shareholders authorized an additional 128,333 shares for issuance pursuant to the exercise of options granted under the Plan. Following a recapitalization effected in January 1994 in anticipation of the Company's initial public offering and a stock split effected in the form of a 50% stock dividend declared and paid in November 1994, the Plan authorized a maximum of 902,880 shares for issuance pursuant to the Plan. At the 1995 Annual Meeting, the shareholders of the Company approved an amendment to the Plan increasing the number of shares reserved for issuance under the Plan from 902,880 shares to 1,100,000 shares. As a result of a stock split effected in the form of a 50% stock dividend declared and paid in July 1995, the Plan currently authorizes a maximum of 1,650,000 shares for issuance pursuant to the Plan.

THE PROPOSED AMENDMENTS

          The Board of Directors believes it to be in the best interest of the Company and its shareholders to increase the number of shares available for issuance pursuant to the exercise of options granted under the Plan. As of January 31, 1996, there remained 76,487 shares available for issuance upon the exercise of stock options to be granted under the Plan. At meetings on June 9, 1995 and March 5, 1996, the Board of Directors approved, subject to shareholder approval at the 1996 Annual Meeting of Shareholders, an amendment to the Plan to increase the number of shares available for issuance under the Plan by 1,350,000 shares, from 1,650,000 shares to 3,000,000 shares. The proposed increase in the number of authorized shares would ensure the uninterrupted continuation of the Plan.

          A copy of the proposed amendment to the Plan is attached to this Proxy Statement as Exhibit A and incorporated herein by reference. The Board of Directors of the Company recommends that shareholders vote FOR the foregoing amendment. The amendment must be approved by a majority of all votes present at the meeting and entitled to vote on the matter.

GENERAL DESCRIPTION OF THE PLAN

          The Plan is administered by the Compensation Committee of the Board of Directors. No director who is a member of the Compensation Committee is eligible to receive an option under the Plan. Options are awarded by the Compensation Committee to officers and key employees of the Company who are, in the opinion of the Committee, making significant contributions to the business and operations of the Company. The persons eligible to receive options under the Plan are persons employed by the Company in the capacity of officers, regional managers, store managers and other key employees. Non-employee directors are not eligible to receive options granted under the Plan. There are currently approximately 350 employees eligible for participation in the Plan.
As of May 2, 1996, the market value of the common stock of the Company underlying such options was $49.38 per share.

          Under the terms of the Plan, the Compensation Committee may grant eligible officers and employees of the Company options to purchase shares of common stock at an exercise price not less than 100% of the fair market value of the shares on the date the option is granted. In order to maintain the status of options granted under the Plan as incentive stock options, options granted under the Plan to shareholders owning 10% or more of the total combined voting power of all classes of stock of the Company, will have an exercise price of not less than 110% of the fair market value of the shares on the date the option is granted. Options granted under the Plan may be exercised in accordance with a vesting schedule set forth in individual option agreements, during the ten-year term after the date such options were granted, and the option price may be paid in cash or by surrendering shares of common stock, or a combination of cash and shares of common stock, provided any such shares of common stock have been held by the optionee for at least six months. The aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of the Company may not exceed $100,000. Options granted under the Plan may only be transferred by will or by the laws of descent and distribution. During the optionee's lifetime, options are exercisable only by the optionee. The Plan provides that the optionee may not transfer any shares obtained upon the exercise of an option granted under the Plan until the later of two years from the date such option was granted or one year from the date such shares are acquired.

          As of May 2, 1996, the Company had outstanding options to purchase shares of common stock pursuant to the Plan as follows: (i) Harold Ruttenberg (President and Chief Executive Officer): 0 shares; (ii) Robert C. Wabler (Executive Vice President and Chief Financial Officer): 269,090 shares; (iii) Adam J. Gilburne (Executive Vice President - Merchandising): 157,920 shares;
(iv) Don-Allen Ruttenberg (Vice President - Merchandising): 103,675 shares; (v) Scott C. Wynne (Vice President - Administration and Secretary): 103,675 shares;
(vi) all current executive officers as a group: 634,360 shares; (vii) all current directors who are not executive officers as a group: 0 shares; (viii) each nominee for election as a director (Harold Ruttenberg: 0 shares; Robert C.
Wabler: 269,090 shares; Randall L. Haines: 0 shares; Michael P. Lazarus: 0 shares; Bart Starr, Sr.: 0 shares; David F. Bellet: 0 shares); and (ix) all employees, including all current officers who are not executive officers, as a group: 956,082 shares.

FEDERAL INCOME TAX CONSEQUENCES

          All options granted under the Plan are intended to be incentive stock options as defined in Section 422 of the Code.

          Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the Company will realize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his/her incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for two years from the date the option was granted and for one year from the date of exercise, the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares within either of such periods, the optionee will recognize ordinary income on the date of such disposition in an amount equal to the lesser of: (a) gain on the sale or other disposition, or (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

          The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

          The Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to the exercise of an incentive stock option by transferring to the Company other shares of the Company's common stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company's common stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

          Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

          Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

          At present, the maximum tax rate on capital gains is 28%, while the maximum tax rate on ordinary income is 39.6%. Thus, the conversion of ordinary income into capital gain produces some tax benefits for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers because the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

          In general, an option granted under the Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date grant), the option will be treated and taxed as a non-qualified stock option.

          The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

          The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Plan and does not purport to be a complete description of all federal income tax aspects of the Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Plan and the sale or other disposition of shares acquired upon exercise of the options.


                         INDEPENDENT PUBLIC ACCOUNTANTS


          Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended January 31, 1996 and has been appointed by the Board of Directors to continue in that capacity in fiscal 1996. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders.


             ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-K


          Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1995 Annual Report to Shareholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended January 31, 1996, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Mr. Robert C. Wabler, at the offices of the Company, 153 Cahaba Valley Parkway North, Birmingham, Alabama 35124. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses in furnishing such documents.

                             SHAREHOLDER PROPOSALS


          Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than January 9, 1997 directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


                                 OTHER MATTERS


          Management does not know of any matters to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                                       By Order of the Board of Directors

                                       /s/ Scott C. Wynne
                                       --------------------------------------
                                       Scott C. Wynne
                                       Secretary

Birmingham, Alabama
May 7, 1996

                                   EXHIBIT A

                                AMENDMENT NO. 3
                      EMPLOYEE INCENTIVE STOCK OPTION PLAN

                              JUST FOR FEET, INC.


    WHEREAS, the Board of Directors of Just For Feet, Inc. (the "Company") has previously adopted, and the shareholders of the Corporation have approved, the Employee Incentive Stock Option Plan, as amended (the "Plan") pursuant to which options to purchase stock of the Corporation may be issued to eligible directors, officers and key employees of the Corporation; and

    WHEREAS, the Board of Directors of the Corporation deems it desirable to amend the Plan so as to increase the number of shares available for issuance pursuant to the exercise of options granted under the Plan;

    NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

                                   ARTICLE I

                               AMENDMENT TO PLAN

    1.1 Section 4 of the Plan shall be amended by deleting such section in its entirety and substituting therefor the following:

    "4.  SHARES RESERVED FOR PLAN.  The shares of the Corporation's $.0001 par
         ------------------------
    value common stock (the "Common Stock") to be sold to eligible employees under the Plan may at the election of the Board of Directors be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the Plan shall be Three Million (3,000,000). Any shares subject to an option granted hereunder which for any reason expires or is terminated unexercised may again be subject to an option under the Plan."


                                   ARTICLE II

                          EFFECTIVE DATE OF AMENDMENT

    2.1 The amendment effected hereby shall be effective for options granted under the Plan to eligible employees on or after the date this amendment is approved by the Board of Directors of the Corporation, but subject to approval of a majority of the shares of Common Stock of the Corporation entitled to vote thereon represented in person and by proxy at a meeting of shareholders. In the event shareholder approval of adoption of this amendment is not obtained within twelve months of the date this amendment is approved by the Board of Directors of the Corporation, then any option granted in the intervening period to eligible employees shall be void.

                              JUST FOR FEET, INC.
                        153 CAHABA VALLEY PARKWAY NORTH
                           BIRMINGHAM, ALABAMA 35124

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                   THE 1996 ANNUAL MEETING OF SHAREHOLDERS.

     The undersigned hereby appoints Harold Ruttenberg and Robert C. Wabler, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of JUST FOR FEET, INC. to be held on Tuesday, May 28, 1996 at 1:00 p.m. at The Wynfrey Hotel at Riverchase Galleria, 1000 Riverchase Galleria, Birmingham, Alabama, and any adjournment thereof:

     1. To elect six (6) directors for a term of one year and until their successors are elected and have qualified.

        [ ] FOR all nominees listed below (except          [ ] WITHHOLD AUTHORITY to vote for all the nominees
            as marked to the contrary below)                   listed below

        HAROLD RUTTENBERG, ROBERT C. WABLER, BART STARR, SR., MICHAEL P. LAZARUS, RANDALL L. HAINES, DAVID F. BELLET

        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

- - --------------------------------------------------------------------------------

     2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of stock from 25,002,667 shares to 75,000,000 shares, consisting of 70,000,000 shares of common stock and 5,000,000 shares of preferred stock, and to eliminate the authorized Series A Preferred Stock.
               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

     3. To approve an amendment to the Company's Articles of Incorporation to give the Board of Directors the power to fill vacancies on the Board resulting from an increase in the number of directors.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

     4. To approve an amendment to the Company's Employee Incentive Stock Option Plan to increase the number of shares available for issuance pursuant to such Plan from 1,650,000 shares to 3,000,000 shares.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

     5. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                    Please date and sign this Proxy exactly as name(s) appears on the mailing label.

                                    --------------------------------------------

                                    --------------------------------------------

                                    Print Name(s):
                                                   -----------------------------

                                    NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

                                    Dated:
                                           -------------------------------------